UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 29, 2004

000-19061
(Commission File Number)

USCORP

(Exact name of Registrant as Specified in its Charter)

NEVADA (State or other jurisdiction of incorporation or organization)	87-0403330 (I.R.S. Employer Identification No.)

4535 W. Sahara  Ave., Suite 204, Las Vegas, NV 89102

 (Address of principal executive offices)  (Zip Code)

(702) 933-4034
(Registrant’s telephone number, including area code)

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

On May 29, 2004, the Company concluded the acquisition of an aggregate of 29 additional gold mining claims located in Imperial County, California from two individuals.   In lieu of cash payment for the claims the Company entered into what is essentially a joint venture with the former owners whereby the Company is obligated to commence production on these claims within two years with the former owners entitled to receive 20% of all net smelter returns of gold, whether paid in cash or in kind.

 Under the terms of the acquisition, the Company granted each of the two sellers an option to acquire 50,000 shares of the Company’s common stock at the then current market price at any time within a two year period.  The agreements further provide that the Company’s obligation to commence gold production within two years would be terminated in the event that the foregoing stock options were exercised.  Further, in the event that the Company subsequently sells the claims within two years of the acquisition date, then the sellers will be entitled to receive 20% of the net proceeds of such sale.

On June 15, 2004, we issued a press release regarding these acquisitions which is attached to this current report as Exhibit 99.1

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

99.1

Press Release dated June 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

USCORP

Date :  June 15, 2004

/s/ ROBERT DULTZ

By:  Robert Dultz

        Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release, dated June 15, 2004.